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                                                                    EXHIBIT 99.2
                             BANK SOUTH CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned holder of common stock of Bank South Corporation ("BKSO") hereby constitutes and appoints Ralph E. Hutchins, Jr. and Jane Ratner, or either of them, the true and lawful attorneys and proxies of the undersigned, each with full power of substitution, for and on behalf of the undersigned, to act and vote as specified on the reverse side hereof, of all of the shares of BKSO common stock held of record by the undersigned on October 30, 1995, at the Special Meeting of Shareholders of BKSO to be held on December 14, 1995, at 11:00 a.m., at the INFORUM, 250 Williams Street, Atlanta, Georgia, and at any adjournments or postponements thereof:

      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE HEREOF. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.
      The undersigned hereby acknowledges receipt of the combined Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus that accompanies this proxy and ratifies all lawful action taken by the above-named attorneys and proxies.
                     (Continued, and to be signed and dated on the reverse side)

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PROPOSAL TO APPROVE AGREEMENT
      1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of September 4, 1995 (as the same may be amended), by and between BKSO and NationsBank Corporation ("NationsBank"), pursuant to which (i) BKSO would merge with and into NationsBank, and
         (ii) each outstanding share of BKSO common stock would be converted into the right to receive 0.44 shares of NationsBank common stock, subject to possible increase under certain circumstances:
                     FOR              AGAINST              ABSTAIN
      2. In their discretion, to act and vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.
                                         NOTE: Signature(s) should agree with
                                         name(s) on BKSO stock certificate(s).
                                         Executors, administrators, trustees and
                                         other fiduciaries, and persons signing
                                         on behalf of corporations or
                                         partnerships, should so indicate when
                                         signing.
                                         DATE:                            , 1995
                                               Votes MUST be Indicated (x)
                                                  in Black or Blue Ink
PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE